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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Dated of earliest event reported)  December 17, 1997
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                            Resource America, Inc.
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            (Exact name of registrant as specified in its charter)


     Delaware                        0-4408                  72-0654145
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(State of incorporation            (Commission            (I.R.S. Employer
or organization)                  File Number)          Identification No.)


             1521 Locust Street, 4th Floor Philadelphia, PA 19102
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              (Address of principal executive offices) (Zip code)


Registrant's telephone number, including area code (215)546-5005
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Item 5.           Other Events.

         The Company has announced that it anticipates filing a registration statement with respect to an underwritten public offering of up to 2,000,000 shares of its common stock (which may include shares offered by certain existing stockholders). The offering will be made for purposes of increasing the working capital available for the Company's business operations.

         The foregoing common stock may not be offered or sold nor may offers to buy be accepted prior to the time that a registration statement with respect thereto has been filed and becomes effective. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of such common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 RESOURCE AMERICA, INC.




                                                 By: /s/ Steven J. Kessler
                                                    -----------------------
                                                    Steven J. Kessler
                                                    Chief Financial Officer